Exhibit 10.10

LEASE AGREEMENT

BY AND BETWEEN

CROWN ROYAL ASSOCIATES, LLC,

a Delaware limited liability company

(AS LANDLORD)

AND

NOVAN, INC.,

a Delaware Corporation

(AS TENANT)

25.	ESTOPPEL CERTIFICATES	21

26.	PROTECTION AGAINST LIENS	21

27.	MEMORANDUM OF LEASE	21

28.	LANDLORD’S LIEN	21

29.	FORCE MAJEURE	22

30.	REMEDIES CUMULATIVE — NONWAIVER	22

31.	HOLDING OVER	22

32.	NOTICES	22

33.	LEASING COMMISSION	22

34.	LANDLORD DEFAULT	23

35.	MISCELLANEOUS	24

36.	SEVERABILITY	27

37.	RIGHT OF FIRST OFFER FOR SUITE 460	27

38.	OPTION TO RENEW	28

ii

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) made and entered into as of the 21st day of December 2010 (the “Effective Date”) by and between Crown Royal Associates, LLC, a Delaware limited liability company, hereinafter called “Landlord,” and Novan, Inc., hereinafter called “Tenant.”

W I T N E S S E T H:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. BASIC LEASE TERMS.

The following terms shall have the following meanings in this Lease:

(a) Premises: Approximately 12,147 rentable square feet of space known as Suite 470 within the Building, outlined in blue on Exhibit “A” hereto.

(b) Building: Royal Center I, located in the Imperial Center Business Park in Durham, North Carolina.

(c) Business Park: Imperial Center Business Park.

(d) Common Areas: All areas of the Building or the Business Park available for the common use or benefit of all tenants primarily or to the public generally, as designated and determined by Landlord from time to time, including without limitation, parking areas, driveways, sidewalks, loading docks, the lobby, common corridors, elevators (if applicable), stairwells, entrances, public restrooms, and other similar areas of the Building, as designated and determined by Landlord from time to time.

(e) Commencement Date: March 1, 2011 (subject to adjustment pursuant to Section 3 of this Lease).

(f) Term; Expiration Date: The “Term” of this Lease shall be a period of five (5) years and six (6) months commencing as of the Commencement Date (or the Adjustment Date, as the case may be) and expiring sixty-six (66) full calendar months thereafter (the “Expiration Date”). If the Term is extended for the Renewal Term described in Section 38 hereof, the Expiration Date shall also be deemed extended to the expiration of the Renewal Term.

(g) Minimum Rent:

PERIOD	RATE	MONTHLY MINIMUM RENT	ANNUAL MINIMUM RENT
	(per rentable square foot)

Initial Lease Year	$14.50	$14,677.63	$176,131.50
Lease Year 2	$14.90	$15,082.53	$180,990.30
Lease Year 3	$15.31	$15,497.55	$185,970.57
Lease Year 4	$15.73	$15,922.69	$191,072.31

PERIOD	RATE	MONTHLY MINIMUM RENT	ANNUAL MINIMUM RENT
	(per rentable square foot)

Lease Year 5	$16.16	$16,357.96	$196,295.52
Partial Lease Year 6 (months 61-66)	$16.60	$16,803.35	$100,820.10

(subject to adjustment as provided in Section 2). Notwithstanding the foregoing schedule, Tenant shall receive a rent credit in an amount equal to the first six (6) payments of Minimum Rent required to be paid by Tenant hereunder, such rent credit to be applied to Tenant’s first six (6) payments of Annual Rent due hereunder.

(h) Tenant’s Proportionate Share: A fraction, the numerator of which shall be the number of rentable square feet within the Premises and the denominator of which shall be the number of rentable square feet within the Building, currently estimated to be 28.19% (12,147÷43,092), subject to Section 3 below.

(i) Tenant’s Estimated Share of Operating Expenses: For the calendar year beginning January 1, 2011, the amount of Tenant’s estimated proportionate share of all Operating Expenses shall be Thirty-Three Thousand Seven Hundred Sixty-Eight and 66/100 Dollars ($33,768.66), which represents $2.78 per rentable square foot of the Premises per annum, payable in advance in equal monthly installments of Two Thousand Eight Hundred Fourteen and 6/100 Dollars ($2,814.06).

(j) Notice Addresses:

Landlord:	Crown Royal Associates, LLC c/o Tri Properties, Inc. 4309 Emperor Boulevard, Suite 110 Durham, North Carolina 27703

with a copy to:	Crown Royal Associates, LLC 18201 Von Karman Avenue Suite 950 Irvine, California 92612

Tenant:	Novan, Inc. 4222 Emperor Boulevard, Suite 470 Durham, North Carolina 27703

(k) Security Deposit: See Section 35(f).

(l) Brokers: Tri Properties, Inc. and Cassidy Turley

(m) Guarantor(s): None

(n) Parking: Tenant shall have the non-exclusive right to use 2.58 unreserved parking spaces per 1,000 rentable square feet of the Premises in the surface parking areas adjacent to the Building, or in areas otherwise designated by Landlord, which constitute a portion of the Common Areas, subject to the provisions of this Lease.

2. DESCRIPTION OF PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises within the Building located in the Business Park; together with the nonexclusive right to use the Common Areas in accordance with the terms and conditions of this Lease. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Section 1(a) above, except that the square feet of the Premises and the Building are subject to verification from time to time by Landlord’s architect/space planner. In the event that Landlord’s architect/space planner determines that the amounts thereof shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the Minimum Rent and Tenant’s Proportionate Share shall be modified in accordance with such determination. If such determination is made, Landlord will give notice thereof to Tenant. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “B”, which Tenant shall execute and return to Landlord within five (5) days after receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

3. TERM; COMMENCEMENT DATE; DELIVERY OF PREMISES.

(a) Term.

This Lease shall be effective as of the Effective Date. Unless otherwise adjusted as hereinbelow provided, the Term shall commence on the Commencement Date and expire on the Expiration Date. In the event the Commencement Date is a day other than the first day of a calendar month, the Term shall be extended and shall expire on that date which is sixty-six (66) full calendar months from the first day of the first full calendar month immediately following the Commencement Date (the “Adjustment Date”). As used herein, the term “Lease Year” shall mean each consecutive twelve-month period of the Term, beginning with the Commencement Date or any anniversary thereof; provided, however, in the event the Commencement Date is a day other than the first day of a calendar month, the first Lease Year shall be that period commencing on the Commencement Date and continuing until the first anniversary of the Adjustment Date and each succeeding Lease Year shall be a twelve-month period beginning with each subsequent anniversary of the Adjustment Date.

(b) Commencement Date.

Notwithstanding anything contained herein to the contrary, the Commencement Date shall be deemed to be the earlier of: (a) the date Tenant, or any person occupying any portion of the Premises with Tenant’s permission, commences business operations from the Premises, or (b) the first business day following the date of Landlord’s delivery of the Premises to Tenant upfitted in substantial accordance with Exhibit “C” hereto or the date upon which Landlord would have delivered the Premises to Tenant upfitted in substantial accordance with Exhibit “C” but for delays attributable to Tenant or Tenant’s Invitees (as hereinafter defined). Landlord currently estimates that subject to Force Majeure, and the acts or omissions of Tenant or Tenant’s Invitees, Landlord will be in a position to deliver the Premises upfitted in substantial accordance with the Exhibit “C” on or before March 1, 2011 (the “Target Date”). Notwithstanding anything contained herein to the contrary, in no event shall Landlord’s completion of the Tenant Improvements be dependent upon, or the Commencement Date delayed because of, the installation of any special equipment or improvements to the Premises to be supplied and installed by Tenant.

(c) Access License.

Landlord acknowledges that Tenant wishes to be permitted entry into the Premises prior to the Commencement Date in order to place or install fixtures, furniture, and equipment, including certain cabling and wiring necessary for Tenant’s use and occupancy of the Premises (collectively, the “Work”). Beginning approximately fourteen (14) days prior to the Commencement Date, Tenant shall be permitted, and Landlord hereby grants to Tenant a limited non-exclusive license (“Access License”) therefor, to enter into the Premises for purposes of performing the Work. The Access License shall be subject to the terms and conditions of this Lease. Tenant shall ensure that Tenant’s performance of the Work does not disturb other tenants or create a nuisance, and shall be solely responsible for all costs associated with the Work. Tenant shall repair any damage to the Building resulting from the Work in a prompt and diligent manner. The performance of the Work shall be at Tenant’s sole risk and expense, and Landlord shall not be liable for any loss, damage, casualty, injury, death, or any other liability resulting from the Work. Tenant shall indemnify and save harmless Landlord from and against any such liability for damages, costs, and expenses, including reasonable attorneys’ fees, from injury or death to any person or damage to any property resulting from the Access License. In no event shall the Commencement Date be delayed due to the Work or the Access License.

(d) Delivery of Premises.

Landlord will supervise the design, construction and installation of the initial improvements in the Premises (the “Tenant Improvements”) in substantial accordance with the specifications therefor set forth on that certain drawing attached hereto as Exhibit “C” (the “Plans”), and the following terms and conditions. In connection with any request by Landlord relating to the Tenant Improvements (including, without limitation, the design and construction thereof), Tenant shall adequately respond to (and approve or reasonably disapprove) such request within three (3) business days after notice from Landlord; failure to so respond shall be deemed Tenant’s consent to the matter in question. Additionally, any failure to timely respond shall constitute a tenant delay which would accelerate the Commencement Date, as provided above.

Landlord shall deliver the Premises to Tenant upon substantial completion of the Tenant Improvements. As used, herein the terms “substantially complete” or “substantial completion” shall mean that the Tenant Improvements have been completed (i) in a good and workmanlike manner, (ii) subject only to “punch list” items that do not materially interfere with Tenant’s use of the Premises, (iii) in compliance with laws, and (iv) in accordance with the Plans, certified by Landlord’s engineer or architect inspecting the work. With regard to the punch list items referred to in the preceding sentence, Landlord shall reasonably and diligently complete such work following delivery of the Premises to Tenant. If Landlord for any reason whatsoever cannot deliver possession of the Premises to Tenant in accordance with the terms hereof on or before the Target Date as hereinabove specified, including delays attributable to the failure of the existing tenant(s) of the Premises to vacate said Premises in accordance with its lease(s), this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damages resulting therefrom; but in that event, except to the extent that any such delay is attributable to Tenant or its agents, employees, contractors, affiliates, partners, subcontractors, licensees, invitees or subtenants (hereinafter collectively referred to as “Tenant’s Invitees”), the Commencement Date shall be adjusted to be the date when Landlord does in fact deliver possession of the Premises to Tenant in accordance with the terms hereof.

In connection with the Tenant Improvements, Landlord shall, on a one-time basis only, contribute up to a maximum of Five and 50/100 Dollars ($5.50) per rentable square foot of the Premises (the “Tenant Improvement Allowance”) toward the costs of installing the Tenant Improvements. In the event that either prior to the commencement of the installation of the Tenant Improvements or at any time during or following the installation of the Tenant Improvements, the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, then Tenant shall promptly deliver the necessary funds to defray such excess cost to Landlord no later than fifteen (15) days after Landlord demands same.

Landlord anticipates that certain personal property and equipment, which property is benches and casework, hoods, automatic transfer switch, air compressor, vacuum pump, one phone/data rack, dishwasher and refrigerator in breakroom, lab glass-washer, 75KW generator, fire extinguishers, all existing phone, data and security cabling in the Premises, and the Sonitrol security system (collectively, the “Property”), installed by the current occupant of the Premises will be abandoned therein by such occupant, and Tenant has expressed its desire to use the Property during the Term in connection with its operation from the Premises. Tenant’s use of the Property shall be at Tenant’s sole risk, cost, and expense. Landlord makes no representation or warranty whatsoever concerning the Property, and Tenant shall accept the same in its as-is, where-is, condition and with all faults. Tenant shall be solely responsible for the repair and maintenance of the Property during the Term. At the expiration of this Lease, provided that no Event of Default has occurred or is continuing, Landlord shall transfer to Tenant any interest of Landlord in the Property, and Tenant shall remove the same from the Premises and repair any damages to the Premises resulting therefrom in accordance with this Lease. In the event such interest is not transferred to Tenant as set forth in the preceding sentence due to an Event of Default, upon Landlord’s request, Tenant shall remove the Property from the Premises and dispose of same as Landlord shall reasonably direct, and shall repair any damages to the Premises resulting from the Property and its removal in accordance with this Lease.

4. RENT. During the Term, Tenant shall pay to Landlord, in care of Landlord’s agent, Tri Properties, Inc. at the notice address set forth in Section 1(j) herein, without notice, demand, reduction (except as may be applicable pursuant to the Sections of this Lease entitled Damage or Destruction of Premises” and “Eminent Domain”), setoff or any defense, a total rent (the “Annual Rent”) consisting of the sum total of the following rent components set forth in this Section.

(a) Minimum Rent.

Beginning with the Commencement Date and continuing through the Expiration Date or earlier termination of this Lease, subject to the terms of this Lease, Tenant shall pay Minimum Rent in accordance with the schedule set forth in Section 1(g) in equal monthly installments each in advance on or before the first day of each month. If the Commencement Date is a date other than the first day of a calendar month, the Minimum Rent shall be prorated daily from such date to the first day of the next calendar month and paid on or before the Commencement Date.

(b) Additional Rent.

[Intentionally Deleted]

(c) Operating and Maintenance Expenses.

Tenant shall pay Tenant’s Proportionate Share (as set forth in Section 1(h)) of the costs and expenses paid or incurred by Landlord each calendar year in the ownership, management, operation, repair replacement and maintenance of the Premises, Building, Common Areas and the rest of the Business Park (collectively, the “Operating Expenses”). For purposes hereof, Operating Expenses shall include without limitation, all: (i) ad valorem taxes (or any tax hereafter imposed in lieu thereof) levied on the Premises, the Building, the Common Areas or any improvements thereon, and all assessments and reassessments relating to the foregoing, plus any and all real estate taxes and other similar charges on real property or improvements, assessments, reassessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Building, Business Park and/or appurtenances thereto and the parking or other facilities thereof, or the real property thereunder or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of North Carolina or any local government authority or agency or any political subdivision thereof, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of tax expenses or any part thereof, (ii) insurance premiums and policy deductibles paid with respect to the Building, including, without limitation, fire and extended coverage insurance and liability insurance and any other insurance carried by Landlord in connection with the Premises, Building and/or Business Park, (iii) personal property taxes applicable to the Building or the Premises, (iv) any reasonable fees or costs incurred in connection with protesting any tax assessment, (v) all utilities and services, including, without limitation, electricity, gas, heat and air conditioning, standard janitorial service and window cleaning, (vi) building management (including management fees not to exceed four percent (4%) of Minimum Rent), (vii) the cost of grass mowing, shrub care and general landscaping, irrigation systems, maintenance and repair to parking and loading areas (including storage of materials), driveways, sidewalks, exterior lighting, garbage collection and disposal, snow removal, water and sewer, plumbing, signs and other facilities serving or benefiting the Premises or the Building, (viii) the cost of all services rendered by third parties with respect to the Premises, Building and the Common Areas and all costs paid or incurred by Landlord in providing any of the services to be provided by Landlord pursuant to the terms of this Lease; (ix) costs of all capital improvements (including replacement of the roof), repairs or equipment to the Building which are either required under any governmental law or regulation or which reduce Operating Expenses; provided that the cost of any such capital improvements, repairs or equipment shall be amortized on a straight line basis over a reasonable period of time, with interest (all as reasonably determined in accordance with generally accepted accounting principles as reasonably interpreted by Landlord), (x) Common Area operating, ownership, management, replacement, repair and maintenance costs, and (xi) the Building’s proportionate share of the reasonable costs and expenses paid or incurred by Landlord in the operation, ownership, management, replacement, repair and maintenance of the Business Park, including without limitation, the reasonable costs and expenses associated with the creation, maintenance and operation of Business Park amenities made available for the common use and enjoyment of the tenants of the Business Park from time to time.

(d) Payment of Operating Expenses.

Tenant shall pay to Landlord in advance each month, along with Tenant’s installments of Minimum Rent (and Additional Rent, if applicable) an amount (the “Tenant Contribution”) equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Operating Expenses as hereinabove described for any calendar year (including any applicable partial calendar year). Landlord will make reasonable efforts to provide Tenant with Landlord’s estimate of Tenant’s Contribution for the upcoming calendar year on or before December 15 of each calendar year during the Term hereof. Not more than twice during any calendar year, Landlord may in good faith revise Tenant’s Proportionate Share of the Operating Expenses and upon Tenant’s receipt of a revised statement, Tenant shall pay Operating Expenses on the basis of such statement. If Landlord fails to notify Tenant of the revised amount of Tenant’s Contribution by such date, Tenant shall continue to pay the monthly installments of Tenant’s Contribution, if any, last payable by Tenant until notified by Landlord of such new estimated amount. No later than May 1 of each calendar year of the Term, Landlord shall endeavor to deliver to Tenant a written statement setting forth the actual amount of Tenant’s Contribution for the preceding calendar year. The failure of Landlord to timely furnish any statement or other invoice for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect the same. Tenant shall pay the total amount of any balance due shown on such statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year, Landlord shall reimburse Tenant for any overage paid. For the calendar year in which this Lease commences, Tenant’s Contribution shall be prorated from the Commencement Date through December 31 of such year. Further, Tenant shall be responsible for the payment of Tenant’s Contribution for the calendar year in which this Lease expires, prorated from January 1 thereof through the Expiration Date. Upon the Expiration Date, Landlord may elect either (i) to require Tenant to pay any unpaid estimated amount within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) to withhold the Security Deposit until the exact amount payable by Tenant is determinable, at which time Tenant shall promptly pay to Landlord any deficiencies, or Landlord shall return any excess Security Deposit to Tenant, within thirty (30) days after such determination is made. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of the Operating Expenses for the calendar year in which this Lease terminates Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this subsection (d). In no event shall Tenant’s Contribution increase in any calendar year by more than seven percent (7%) over Tenant’s Contribution in the immediately preceding calendar year due to increases in expenses over which Landlord has reasonable control, as opposed to costs and expenses which Landlord does not have reasonable control (“Uncontrollable Expenses”). Uncontrollable Expenses include taxes, insurance costs, snow removal expenses, stormwater fees and similar governmentally or quasi-governmentally imposed fees, and utility expenses. The provisions of this subsection (d) shall survive the expiration or earlier termination of the Term, including Landlord’s obligation to refund any overage if applicable.

(e) Documentary Tax.

In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) becomes applicable to the rental, leasing or letting of the Premises, whether local, state or federal, and is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

(f) Late Payment.

If any monthly installment of Minimum Rent, Additional Rent (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid five (5) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to five percent (5%) of such past due amount. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the “prime rate” as published in The Wall Street Journal from time to time (the “Prime Rate”) or the maximum interest rate per annum allowed by law. Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way constitute an accord and satisfaction.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

Tenant shall make no alterations, installations, improvements, changes or additions (collectively, “Alterations”) which are structural to the Premises or the Building (or Business Park) (or to the mechanical or other systems or equipment of the Building) and shall make no Alterations of any kind respecting the Premises or the Building which are visible from the exterior of the Premises without Landlord’s prior written consent, to be granted or withheld in Landlord’s sole and absolute discretion. Any other alterations, shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any Alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense, Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord, Tenant shall cause all Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations. All Alterations, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant’s trade fixtures as described in the Section entitled “Trade Fixtures and Equipment” below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord’s sole election (but without obligation) and shall, unless otherwise specified by Landlord at the time Landlord gives its consent thereto, remain upon the Premises at the expiration or earlier termination of this Lease.

Notwithstanding anything contained herein to the contrary, all Alterations undertaken by Tenant shall be consistent with the then-existing quality, color scheme (where appropriate), general aesthetic appearance and tenor of the balance of the Building and, in any event, Landlord may withhold its consent to any proposed Alteration by Tenant unless Tenant agrees to remove said Alteration at the end of the Term and/or restore the Premises to the condition in which it existed prior to the undertaking of the proposed Alteration. Further, all Alterations, including without limitation the Tenant Improvements, whether undertaken by Tenant or Landlord shall be subject to a fee (the “Construction Management Fee”) equal to Five percent (5%) of the total cost of planning and constructing any Alterations. Tenant agrees to pay Landlord the Construction Management Fee within ten (10) days after receipt of Landlord’s invoice therefor.

6. USE OF PREMISES.

(a) Tenant shall use the Premises only for general laboratory, research and development, and manufacturing purposes with ancillary office use and for no other purpose whatsoever. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises, the Building or the Common Areas which shall constitute a nuisance or detract in any way from the reputation of the Business Park as a first-class real estate development comparable to other comparable buildings in the Raleigh/Durham market taking into account rent and other relevant factors. Tenant’s duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises. In addition, Tenant shall not conduct a sale of any personal property on or about the Premises, the Building or in the Common Areas without the prior written consent of Landlord. Subject to the initial construction of the Tenant Improvements, Tenant hereby agrees that the Premises shall be taken “As Is”, “With All Faults”, “Without any Representations or Warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building (or Business Park) or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any manager, broker agent nor any employee of Landlord has made any representations or warranty with respect to the or the Building (or Business Park) or with respect to the suitability of the same for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Building (and Business Park) in its decision to enter into this Lease and let the Premises in the above-described condition. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building (and Business Park) were at such time in satisfactory condition.

(b) Without limiting the generality of (a) above, and excepting only cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and customarily used in facilities such as the Building, and then only to the extent used, stored (but not any bulk storage), transported, and disposed of strictly in accordance with all applicable laws, regulations and manufacturer’s recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property (collectively “Hazardous Substances”).

Notwithstanding the foregoing, for so long as Tenant is able to continuously insure against Landlord’s actual or potential losses stemming from Tenant’s introduction of Hazardous Materials to the Premises or Building as set forth in the following paragraph of this Section, Tenant may utilize, other than radioactive substances, Hazardous Substances in its operation from the Premises, provided that such utilization occurs only after Tenant procures and continuously maintains all required licenses and permits related to such use and such use is and remains in compliance with all applicable laws, regulations and manufacturer’s recommendations and the terms and conditions of this paragraph. With regard to pathogens Tenant may utilize pathogens classified in Risk Groups 1 and 2 pursuant to National Institutes of Health (“NIH”) Guidelines and the World Health Organization (“WHO”) Laboratory Biosafety Manual regarding “Classification of Infectious Microorganisms by Risk Group.” provided that Tenant shall comply with all NIH, WHO, and all other applicable governmental and regulatory guidelines, recommendations, and requirements. The introduction of pathogens classified in Risk Groups 3 and 4 to the Premises shall require Landlord’s prior written approval, to be granted or denied in Landlord’s sole and subjective discretion. In all events Tenant shall obtain and provide to Landlord copies of all permits or other certifications in connection with Tenant’s activities. Tenant shall promptly provide to Landlord the results of all Environmental Protection Agency and all other governmental or regulatory authority inspections with regard to the Premises and Tenant’s operation therein, and Tenant shall immediately provide to Landlord, upon the occurrence of any spill or contamination within the Premises that would require Tenant to notify any governmental or regulatory agency, a copy of Tenant’s notice to such agency. In addition, without limitation, Tenant shall be liable for, and shall indemnify, defend and hold Landlord and its agents, employees, lenders, managers, affiliates, partners and members harmless from, all costs, damages, liabilities and expenses (including reasonable attorneys’ fees) incurred in connection with the use, storage, discharge or disposal of any Hazardous Substances by Tenant or Tenant’s Invitees, or any breach of this Section 6. Prior to execution of this Lease (and thereafter, on or before each anniversary of the Commencement Date), Tenant shall complete the Hazardous Materials Disclosure Certificate attached hereto as Exhibit “E” and deliver a fully executed copy of same to Landlord for its review.

At all times from and after the date that Tenant first takes occupancy of the Premises and thereafter throughout the Term, Tenant shall, at its sole cost and expense, keep in force insurance in coverages and amounts not less than that set forth below:

Coverage	Each Pollution Condition Limit	Coverage Aggregate Limit	Self-Insured Retention

A. Pollution Legal Liability	$2,000,000	$2,000,000	$25,000

B. On-Site and Off-Site Clean-up Costs	$2,000,000	$2,000,000	$25,000

C. Contracting Services Pollution Liability	$0	$0	$0

D. Non-Owned Disposal Site	$2,000,000	$2,000,000	$25,000

E. In-Bound and Out-Bound Contingent Transportation	$2,000,000	$2,000,000	$25,000

Each such policy shall have a policy term of not less than five (5) years. All insurance required of Tenant shall be with company(ies) licensed to do business in North Carolina and as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and Landlord’s agent as a named insured (and, if requested by Landlord from time to time, naming Landlord’s mortgagee as a named insured). All policies of insurance required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports, have a deductible of Twenty-Five Thousand and No/100 Dollars ($25,000.00) or less, and shall include endorsements for terrorism and pre-existing conditions. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to taking occupancy of the Premises and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or not renew coverage without first giving sixty (60) days’ written notice to Landlord. If at any time there are changes to the insurance policies obtained by Tenant which would render such policies not in compliance with the terms of this Section without Landlord’s prior written consent, or if a lapse in coverage is anticipated. Landlord may then obtain insurance consistent with the requirements of this Section and recover Landlord’s costs thereby incurred upon demand from Tenant as additional rent. Landlord may request of Tenant’s insurer or of Tenant, and Tenant shall cause to be provided to Landlord, confirmation in a manner satisfactory to Landlord of Tenant’s procurement of insurance as required by this Section on not more than two (2) occasions during any Lease Year; provided, however, Tenant shall cause such confirmation to be provided at any time following an Event of Default upon Landlord’s request.

Upon not later than the date which is fourteen (14) days prior to the Commencement Date, Landlord shall provide to Tenant a customary Phase 1 Environmental Site Assessment concerning the Premises (the “Phase 1”) and the recommendations, if any, provided by the provider of such Phase 1 to perform a Phase 2 Environmental Site Assessment (a “Phase 2”). If such provider recommends a Phase 2, Landlord may, in its sole and absolute discretion, elect to obtain a Phase 2. If Landlord does not elect to obtain a Phase 2, then Landlord shall notify Tenant thereof, and Landlord and Tenant shall each be permitted to terminate this Lease by written notice to the other party hereto received by such party within fifteen (15) business days following Landlord’s notice to Tenant that Landlord shall not obtain a Phase 2, whereupon this Lease shall be of no further force or effect. If Landlord obtains a Phase 2 and such Phase 2 reveals that Hazardous Substances requiring remediation are present upon the Premises, and if Landlord notifies Tenant that Landlord in its sole and absolute discretion will not perform such remediation, then Landlord and Tenant shall each be permitted to terminate this Lease upon written notice to the other party hereto received by such party within fifteen (15) business days following Landlord’s notice to Tenant that Landlord shall not perform such remediation, whereupon this Lease shall be of no further force or effect. In the event of termination of this Lease pursuant to this paragraph, all indemnities and other provisions which state that such provision shall survive termination of this Lease shall survive such termination.

(c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in the same condition in which it existed as of the Commencement Date, ordinary wear and tear, alone excepted. Further, at the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all telecommunications and computer cabling installed by or on behalf of Tenant or any of Tenant’s Invitees, within the Premises or any other portion of the Building at Landlord’s request. In the event Tenant fails to remove such cabling within ten (10) business days after the expiration or earlier termination of this Lease, Landlord may elect to remove same and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in connection with the removal of such equipment plus an administration fee equal to ten percent (10%) of such cost. In the event Tenant fails to promptly pay such amounts, Landlord shall be entitled to deduct such amounts from the Security Deposit prior to returning same to Tenant.

(d) Tenant’s use and occupancy of the Premises shall include the use in common with others entitled thereto of the Common Areas and all other improvements provided by Landlord for the common use of the Building tenants, and any other common facility as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to the Rules and Regulations. Subject to the terms hereof, Tenant and its employees, agents, customers, and invitees shall have the non-exclusive use (in common with other benefiting tenants) to use the Common Areas for purposes intended and the non-exclusive use of the adjacent surface parking areas in accordance with Section 1(n) herein. Tenant shall not at any time interfere with the use of the Common Areas by Landlord, another tenant or any other person entitled to use the same. Landlord reserves the right, from time to time, to alter any of the Common Areas, to exercise control and management of the same, and to establish, modify, change and enforce such reasonable Rules and Regulations as Landlord in its sole and absolute discretion may deem desirable for the management of the Building or the Common Areas.

(e) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this Section 6.

(f) Tenant’s obligations (including, without limitation, indemnity obligations) under this Section 6 shall survive the termination or expiration of this Lease.

7. TAXES ON LEASE AND TENANT’S PROPERTY.

Tenant shall pay any taxes, documentary stamps or assessments of any nature which may be imposed or assessed upon this Lease, Tenant’s occupancy of the Premises or Tenant’s trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

8. FIRE AND EXTENDED COVERAGE INSURANCE.

Landlord shall maintain, subject to reimbursement by Tenant as provided in Section 4 hereof, fire and casualty special form “all risk” insurance, with extended coverage (including boiler and machinery coverage), covering the Building equal to at least one hundred (100%) of the replacement cost thereof. Additionally, Landlord shall keep in force during the term of this Lease insurance in such amounts and coverages as Landlord deems appropriate from time to time, subject to reimbursement by Tenant as provided in Section 4 hereof, Tenant shall not do or cause to be done or permit on the Premises or in the

Building anything deemed hazardous on account of fire and Tenant shall not use the Premises, the Common Areas or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done permitted or omitted by Tenant or Tenant’s Invitees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant. In addition, at all times during the Term, Tenant shall procure and maintain business income and extra expense coverage in such amounts as will reimburse Tenant for direct or indirect loss or earnings attributable to any loss caused by fire or other casualty or cause including, but not limited to, vandalism, theft and water damage of any type. Tenant shall first furnish to Landlord copies of insurance policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

Notwithstanding anything herein to the contrary, Landlord reserves the right for itself, successors and assigns to self-insure against any risk required hereunder to be insured or otherwise assumed by Landlord so long as any such program of self-insurance affords the same coverage of risks and benefits which would be afforded in the event Landlord procured insurance from a third-party insurer.

9. LANDLORD’S COVENANT TO REPAIR AND REPLACE.

(a) During the Term, Landlord shall maintain, as part of Operating Expenses, the Common Areas, and the structural portions of the Building, meaning the foundation, roof (including the roof membrane), exterior walls and subflooring, and shall also maintain, repair, and replace the central plumbing and electrical systems and all other utility systems serving the entire Building up to the respective applicable points of entry of same into the Premises. Notwithstanding the foregoing, Tenant shall reimburse Landlord within thirty (30) days after demand for any costs or expenses relating to the foregoing, required or requested by Tenant or Tenant’s Invitees, or otherwise necessitated by the negligence, misconduct, or acts or omissions of Tenant or Tenant’s Invitees unless such amounts are paid to Landlord pursuant to an insurance policy.

(b) Landlord shall not be liable for any failure to make any repairs or replacements or to perform any maintenance required of Landlord hereunder unless such failure shall persist for an unreasonable period of time after written notice from Tenant setting forth the need for such repair(s) or replacement(s) in reasonable detail has been received by Landlord. Except as set forth in the Sections of this Lease entitled “Damage or Destruction of Premises” and “Eminent Domain” there shall be no abatement of rent. There shall be no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment therein except to the extent caused directly by Landlord’s gross negligence or willful misconduct. To the extent permitted under applicable law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

10. TENANT’S COVENANT TO REPAIR.

Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises (other than those specified for repair, replacement and maintenance by Landlord in Section 9(a) above), including without limitation the plumbing wiring, electrical systems, HVAC system, glass and plate glass, equipment and machinery constituting fixtures, unless such repairs or replacements are required as a result of the gross negligence or willful misconduct of Landlord, its agents, or employees, in which event Landlord shall be responsible for repair or replacement. At the end of the Term, Tenant shall return the Premises to Landlord in the same condition in which it existed as of the Commencement Date, excepting only normal wear and tear, and repairs required to be made by Landlord hereunder. Tenant’s duty to maintain the HVAC system shall specifically include the duty to enter into and maintain at Tenant’s sole expense during the entire term of this Lease a contract for the routine and periodic maintenance and regular inspection of such HVAC system the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer’s standards and recommendations. Such contract: (a) shall be with a reputable contractor reasonably satisfactory to Landlord; (b) shall satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer’s warranties in full force and effect; and (c) shall provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Landlord or Tenant without any cost, expense or other liability on the part of Landlord. Tenant agrees to deliver a copy of the HVAC maintenance contract to Landlord within ten (10) days after the Commencement Date. Landlord represents to Tenant that the HVAC system serving the Premises will be in good working order as of the Commencement Date.

11. TRADE FIXTURES AND EQUIPMENT.

Prior to installation, Tenant shall furnish to Landlord notice of all trade fixtures and equipment which it intends to install within the Premises and the installation of same shall be subject to Landlord’s consent not to be unreasonably withheld, conditioned or delayed. Any trade fixtures and equipment installed in the Premises at Tenant’s expense and identified by Tenant in notice to Landlord shall remain Tenant’s personal property and Tenant shall have the right at any time during the Term to remove such trade fixtures and equipment. Upon removal of any trade fixtures or equipment, Tenant shall immediately restore the Premises to substantially the same condition in which it existed when the Premises was delivered to Tenant by Landlord, and ordinary wear and tear alone excepted. Any trade fixtures not removed by Tenant at the expiration or an earlier termination of the Lease shall, at Landlord’s sole election, either (i) become the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) be subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant (except to the extent otherwise designated by Landlord, in its sole and absolute discretion): (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving.

12. UTILITIES.

Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, local telephone, telecommunication and any other utility services to the Building. Notwithstanding anything to the contrary contained in this Lease, Tenant shall contract directly and timely pay (prior to delinquency) for all electricity, gas, fuel, telephone, telecommunications, water, sewer, fire sprinkler charges, and all other utility services used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such services. If any electricity or other utility service which is provided by Landlord (in its sole and absolute discretion) to the Premises is not separately metered to the Premises or is not otherwise separately accounted for and billed to Tenant, the cost therefor with respect to the Premises shall be determined by Landlord, in Landlord’s good faith discretion, and Tenant shall pay all costs therefor within twenty (20) days after demand by Landlord (which demand may be made from time to time and at any time). Notwithstanding any contrary provision contained herein, Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall contract directly with a janitorial service and shall pay for all janitorial services used on or for the Premises. All janitorial services and employees utilized by Tenant shall be subject to Landlord’s prior reasonable consent. Tenant shall have no right whatsoever to use or access space on the Building rooftop or in Building risers, equipment rooms and/or equipment closets.

13. DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rent shall not abate. If by reason of such casualty the Premises are rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause the damage to the physical structure of the Building (excluding any tenant improvements or alterations therein) to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rent shall be proportionately reduced as to such portion of the Premises as is rendered untenantable, however, Tenant must vacate the portion of the Premises deemed untenantable during the period of Landlord’s repairs for such abatement of Annual Rent to be effective. Any such abatement of rent shall not create an extension of the Term. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and Landlord, in its commercially reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of two hundred ten (210) days (as measured from the date of casualty), then Landlord shall provide written notice thereof to Tenant, to be given to Tenant within seventy-five (75) days following the date of such casualty, and either party shall then have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of said notice from Landlord. In such event, the Annual Rent shall (i) abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable, and (ii) abate entirely as of the effective date of the termination of this Lease. Notwithstanding the foregoing, in the event the casualty giving rise to an election to terminate is caused by the negligence, misconduct or acts or omissions of Tenant or Tenant’s Invitees, Tenant shall have no right to terminate this Lease. Notwithstanding the other provisions of this Section, in the event there should be a casualty loss to the Premises during the last two (2) Lease Years of the Term, Landlord may, at its option, terminate this Lease by giving written notice to Tenant within thirty (30) days after the date of the casualty and the Annual Rent shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this Section shall affect any rights of Landlord or Tenant hereunder arising from the prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises. Notwithstanding anything contained in this Section to the contrary, in no event shall Landlord be required to expend more funds in connection with the repair or restoration of the Premises than the amount received by Landlord from the proceeds of any insurance policies maintained by Landlord.

14. GOVERNMENTAL REQUIREMENTS.

Tenant shall comply with all statutes, ordinances, codes, laws, rules, regulations, orders and directives of any Governmental Agency (defined below) as now or later amended (collectively, “Governmental Requirements”), including, without limitation, Access Laws (defined below) relating to the Premises (including, without limitation, Tenant’s use, occupancy and operation thereof) and all other covenants, conditions and restrictions and other matters of record. For purposes hereof, (a) “Governmental Agency” is defined as the United States of America, the State of North Carolina, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Premises or Building and/or Business Park and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Premises, Building and/or Business Park, and (b) “Access Laws” is defined as the Americans With Disabilities Act of 1990 (including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

15. MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance or would have been paid if the injured party had carried the insurance required of it hereunder. All insurance policies earned with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

16. SIGNS AND ADVERTISING.

Landlord shall install, at Tenant’s sole cost and expense, tenant identification signage in accordance with Building standards, at or near the Tenant’s suite entrance to the Premises within the Building and upon the exterior Building parapet. Tenant shall, at Tenant’s sole cost and expense, maintain such signage in good working order and keep such signage clearly visible during Tenant’s normal business hours. All signage (including, without limitation, size, location, design, content, specifications and color) shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld must conform to all applicable signage criteria and is subject to all governmental requirements and approvals.

In order to, among other things, provide architectural control for the Building and the Business Park, Tenant shall not install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Building, the Premises, or the Common Areas. Landlord shall have the right to remove any such sign or other decoration and restore fully the Building, the Premises, or the Common Areas at the cost and the expense of Tenant if any such exterior work is done without Landlord’s prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole and absolute discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

17. INDEMNIFICATION AND LIABILITY INSURANCE.

Tenant shall indemnify, defend and hold Landlord and Landlord’s partners, members, affiliates, partners, lenders, agents, directors, shareholders, employees and principals (collectively, “Landlord Parties”) harmless from any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) (collectively,

“Claims”) arising or resulting from Tenant’s use of the Premises or the Building (or Business Park) or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Building (or Business Park) and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims arising or resulting from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, affiliates, contractors, employees, licensees, subtenants or invitees, patrons, customers or members in or about the Building or Business Park and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. The provisions of this Section 17(a) shall survive expiration or termination of this Lease.

At all times during the term of this Lease, Tenant shall, at its sole cost and expense, keep in force the following insurance:

(i) public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than Three Million and No/100 Dollars ($3,000,000.00) per occurrence including owners and contractors protective coverage, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease;

(ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage (if the Premises include sprinklers) in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; and

(iii) Worker’s Compensation coverage as required by law

All insurance required of Tenant shall be with such company(ies) licensed to do business in North Carolina and as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and Landlord’s agent as an additional insured (and, if requested by Landlord from time to time, naming Landlord’s mortgagee as an additional insured). In the event Tenant employs any contractor to perform any work in the Premises, Tenant shall provide Landlord with insurance certificates naming Landlord and such other parties as Landlord may designate as additional insureds under policies of builders risk and general liability insurance and shall also provide Landlord with evidence of satisfactory workers compensation coverage in accordance with applicable statutory requirements. All policies of insurance required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports and shall have a deductible of Twenty-Five Thousand and No/100 Dollars ($25,000.00) or less. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord copies of policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days’ written notice to Landlord.

18. LANDLORD’S RIGHT OF ENTRY.

Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon twenty four (24) hours notice to Tenant and if escorted by Tenant’s representative and following Tenant’s reasonable protocol (except in the event of an emergency) for the purposes of making repairs, alterations or improvements as Landlord deems necessary or desirable making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers, lenders, or prospective tenants, as well as at any time without notice in the event of emergency involving possible injury to property or persons in or around the Premises or the Building. During the last nine (9) months of the Term, Landlord may actively market the Premises and may place in or upon the Premises notices indicating that the Premises is available to be leased.

19. EMINENT DOMAIN.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant’s business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition (but only to the extent of any condemnation proceeds made available to Landlord) and the Annual Rent shall be proportionately and equitably reduced as of the date of the taking. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expenses or the taking of Tenant’s trade fixtures or equipment if a separate award for such items is made to Tenant and such separate award docs not reduce the award to Landlord. Notwithstanding the foregoing, in no event shall Tenant be entitled to any compensation for the loss of its leasehold estate.

20. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the “Events of Default, any one an “Event of Default”), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law and in equity. Events of Default shall be:

(i) Tenant’s failure to pay any rent or other sum of money payable hereunder within five (5) days after the same becomes due;

(ii) Tenant’s failure to timely perform any of the terms, covenants or conditions contained in Section 21 (“Subordination”) or Section 25 (“Estoppel Certificates”) of this Lease;

(iii) Tenant’s failure to perform any other of the terms, covenants or conditions contained in this Lease (which are not addressed in (i) or (ii) above or (iv), (v) or (vi) below) if not remedied within thirty (30) days after receipt of written notice thereof, or if such failure cannot be remedied within such period, Tenant does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within ninety (90) days after written notice thereof;

(iv) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions tor or enters into an arrangement;

(v) Tenant vacates or abandons the Premises for a period of thirty (30) days or more;

(vi) Intentionally deleted; or

(vii) Tenant’s written repudiation or anticipatory breach of this Lease.

(b) In addition to its other rights and remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or terminate Tenant’s right of possession and reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, terminate Tenant’s right of possession and make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises and any costs incurred in reletting the Premises, and Tenant shall remain liable to Landlord for the total Annual Rent (which may at Landlord’s election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant hereunder for the remainder of the term less the rents actually received from any reletting or, at Landlord’s election, less the reasonable rental value of the Premises for the remainder of the term. In determining the Annual Rent which would be payable by Tenant subsequent to default, except with respect to Minimum Rent (which shall be calculated in accordance with Section 1(g) hereof), the Annual Rent for each Lease Year of the unexpired term shall be equal to the Annual Rent payable by Tenant for the last Lease Year prior to the default, subject to any adjustments thereto provided for herein. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord’s reasonable attorneys’ fees to the extent allowed by applicable law. Landlord shall use reasonable efforts to mitigate its damages.

21. SUBORDINATION.

This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the Premises, Building or Business Park, regardless of the timing of same, including, without limitation, all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, Building or Business Park, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof. The provisions of this Section 21 shall be self-operative and shall not require the execution of any documents (without limiting Tenant’s obligations hereunder). However, Tenant agrees, within ten (10) days after Landlords written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within five (5) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Prior to the Commencement Date and after receipt of written request from Tenant, Landlord shall request that its lender provide its customary non-disturbance and attornment agreement to Tenant.

22. ASSIGNMENT AND SUBLETTING.

Subject to Permitted Transfers, described below, Tenant shall not assign, sublet, mortgage, hypothecate, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly (each, a “Transfer”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event of any Transfer, Tenant shall, (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay all reasonable costs incurred by Landlord in connection with such Transfer, including without limitation, attorneys fees and an administration and processing fee equal to Two Thousand Five Hundred Dollars ($2,500.00), and (iii) pay to Landlord the Transfer Premium, as defined below. Landlord’s consent to one Transfer will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Any attempted Transfer by Tenant in violation of the terms and conditions of this Section 22 shall be null and void. Upon notice to Landlord of a proposed sublease or assignment of all or any portion of the Premises (the “Proposed Space”), Landlord shall have the option, within fifteen (15) days after its receipt of such notice, to terminate this Lease with respect to the Proposed Space, whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except as otherwise expressly set forth herein. “Transfer Premium” means fifty percent (50%) of all Annual Rent, other rent and other consideration payable in connection with a Transfer in excess of the Annual Rent payable by Tenant under this Lease during the term of the Transfer and if such Transfer is for less than all of the Premises, the Transfer Payment shall be calculated on a rentable square foot basis.

In the event of a proposed assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord’s denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)) and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within twenty (20) business days after its receipt of such notice and all other items required hereunder or reasonably required by Landlord to make an informed decision, Landlord shall either approve or disapprove such proposed assignment or sublease in writing. If approved, Landlord shall provide a “Master Consent” agreement to tenant which shall be executed by Tenant and its assignee or sublessee. Tenant shall promptly deliver a copy of the fully executed assignment or sublease to Landlord upon its receipt of same.

Subject to the requirements of this Section, but without the necessity of Landlord approval, Tenant may assign this Lease upon ten (10) days advance written notice to Landlord to an entity which controls or is controlled by Tenant or in connection with a merger, consolidation, corporate reorganization, or a sale of all or substantially all of Tenant’s assets (each, a “Permitted Transfer”), provided that: (i) the assignee has a net worth greater than or equal to Tenant’s net worth at the time of the proposed assignment or at the time of Tenant’s execution of this Lease, whichever is greater, (ii) that such assignee assumes in writing, for the benefit of Landlord, all terms and conditions of this Lease and agrees to perform all Tenant’s obligations hereunder, (iii) Tenant is not released from its obligations pursuant to this Lease, and (iv) Tenant shall provide a fully executed copy of Landlord’s assignment document to Landlord. Tenant shall deliver the documents referred to in (ii) and (iv) above at least ten (10) days prior to the effective date of any such assignment.

Notwithstanding anything in this Lease to the contrary, Tenant further agrees that any assignment or sublease shall be subject to the following additional limitations: (i) in no event may Tenant assign this Lease or sublet all or any portion of the Premises to any governmental or quasi-governmental entity, or an existing Tenant of the Business Park or its subtenant or assignee (unless Landlord consents to such assignment or sublease, in its sole and absolute discretion); (ii) in no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past six (6) months regarding a lease of space in the Business Park; and (iii) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet the Premises; and all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior written approval by Landlord, such approval not to be unreasonably withheld or delayed. Said public advertisement shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises or on the glass or any window or door of the Premises or in the interior of the Premises if it is visible from the exterior.

23. TRANSFER OF LANDLORD’S INTEREST.

If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord’s obligations and such successor shall be obligated to perform all of Landlord’s obligations under this Lease which accrue after the date of such transfer. Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

24. COVENANT OF QUIET ENJOYMENT.

Subject to the terms of this Lease, Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof so long as no Event of Default occurs hereunder.

25. ESTOPPEL CERTIFICATES.

Tenant shall, at any time and from time to time, upon not less than ten (10) business days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rent and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed; and (v) such other information as Landlord may reasonably request. It is expressly understood and agreed that any such statement may be relied upon by any prospective lender, purchaser or encumbrancer of all or any portion of the Premises, Building or Business Park. Tenant’s failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Landlord shall, at any time and from time to time, upon not less than ten (10) business days’ prior written notice from Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying the following information: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rent and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; (iv) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Tenant hereunder, or specifying such defaults, events or conditions, if any are claimed; and (v) such other information concerning the Lease as Landlord may reasonably agree to certify.

26. PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing or recording of any mechanics’, materialmen’s or other types of liens whatsoever, against all or any part of the Premises, Building or Business Park by reason of any claims made by, against, through or under Tenant. If any such lien is filed or recorded, Tenant shall either cause the same to be discharged of record within thirty (30) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus five percent (5%).

27. MEMORANDUM OF LEASE.

Upon Tenant’s request, Landlord agrees to execute and deliver to Tenant a Memorandum of Lease in the form attached hereto and incorporated herein as Exhibit “G.” The recording of such Memorandum shall be at Tenant’s sole cost and expense.

28. LANDLORD’S LIEN. Intentionally deleted.

29. FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this Section shall in no way be applicable to Tenant’s obligations to pay Annual Rent or any other sums, monies, costs, charges or expenses required by this Lease.

30. REMEDIES CUMULATIVE – NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default shall impair such right or be construed to be a waiver of a default.

31. HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The “monthly” rent payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Annual Rent payable during the final Lease Year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence. Nothing contained in this Section 31 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to compensate for, and indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney’s fees and costs.

32. NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and transmitted via certified or registered United States mail, return receipt requested, with proper postage prepaid, via facsimile with proof of transmission or delivered by a nationally recognized overnight courier and addressed to the appropriate party at the address set forth in Section 1(j) hereof. The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

33. LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except the Broker(s) set forth in Section 1(1) hereof. Tenant agrees to indemnify and save

Landlord and Landlord’s agents and managers harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease. Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its respective actions in connection with this Lease. Landlord agrees to be responsible for the leasing commission due Broker(s) pursuant to a separate written agreement between Landlord and Tri Properties, Inc., and to hold Tenant harmless respecting same.

34. LANDLORD DEFAULT.

Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

Notwithstanding any other provisions of this Lease to the contrary, Tenant shall look solely to Landlord’s equity in the Building, and not to any other or separate business or non-business assets of Landlord, or any Landlord Parties, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only: (i) out of the proceeds of sale received upon levy against Landlord’s equity in the Building, and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the Building from and after the date of such judgment. Further, in the event the owner of Landlord’s interest in this Lease is at any time a partnership, joint venture or unincorporated association. Tenant agrees that the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord’s obligations hereunder. Without limiting the foregoing, no personal liability is assumed by any officer, director, owner, member, shareholder, employee, agent, and/or representative of Crown Realty & Development, Inc. and its affiliates, including but not limited to Robert A. Flaxman and/or Jaime Sohacheski (and their family members) (collectively, the “Released Parties”) in connection with this Lease. The parties acknowledge and agree that no claim, cause of action, liability, demand, damage, debt, expense, and/or lien, including but not limited to any involving this Lease, shall be asserted against any of the Released Parties, whether known or unknown at the time of this Lease or at any time in the future, including after expiration or earlier termination of this Lease.

With respect to any provisions of this Lease which provide that Landlord shall not unreasonably withhold or delay any consent or approval, Tenant shall not have, and Tenant hereby waives, any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any allegation of unreasonableness by Landlord. Tenant’s sole remedy shall be an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment. Notwithstanding any contrary provision in this Lease, Landlord shall not be liable under any circumstances for consequential, special, indirect or punitive damages, including, without limitation, with respect to injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

35. MISCELLANEOUS.

(a) Rules and Regulations.

Landlord shall have the right from time to time to establish reasonable rules and regulations (the “Rules and Regulations”) for Tenant’s use of the Premises and/or the Building (and Business Park). The Rules and Regulations shall be enforced in a non-discriminatory manner and shall be materially consistent for each occupant of the Building. A copy of Landlord’s current Rules and Regulations respecting the Premises and/or the Building is attached hereto as Exhibit “D”. Tenant shall abide by and actively enforce on all Tenant’s Invitees such regulations including without limitation rules governing parking of vehicles in designated areas and during designated times.

(b) Evidence of Authority.

If requested by either party, the other shall furnish appropriate legal documentation evidencing the valid existence and good standing of such party and the authority of any parties signing this Lease to act for such party.

(c) Nature and Extent of Agreement.

This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall be construed to create a partnership or agency relationship or impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(d) Binding Effect.

Subject to Section 22 above, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an authorized signatory of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by an authorized signatory of Landlord.

(e) Captions and Headings.

The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(f) Security Deposit.

Not later that five (5) days after the Effective Date, Tenant shall deliver to Landlord additional security in the form of an irrevocable, unconditional letter of credit (the “Letter of Credit”) in the amount of $44,032.88 for Landlord’s consideration in entering into this Lease. In the event of an Event of Default by Tenant, the Letter of Credit may be drawn upon to satisfy Tenant’s obligations under this Lease. The Letter of Credit must be acceptable to Landlord as to form, content, and issuing bank, must not require any documentation in order to be drawn/valued upon and must contain an explicit waiver by the issuing bank of any statutory, UCP or other rights to delay or defer payment upon demand. The Letter of Credit shall be for a period of six (6) years, or alternatively shall be for six (6) successive periods of one (1) year each with a provision that if a renewal Letter of Credit is not delivered to Landlord no later than sixty (60) days prior to the date of expiry on the Letter of Credit, Landlord may draw upon the Letter of Credit. The Letter of Credit must also provide that the issuing bank, upon any presentation of a draft (at sight) for valuation thereon, shall honor such draft by promptly delivering the amount of the draft, by official bank or cashier’s check to Landlord or, at Landlord’s sole option, by promptly wiring federal funds in the amount of the draft into such account(s) as Landlord may specifically direct in writing. The Letter of Credit must name Landlord, its successors and assigns, as the beneficiary of said Letter of Credit. All costs for the issuance (or reissuance as required by Landlord in the event of Landlord’s sale of the Building) of said Letter of Credit shall be paid by Tenant. In the event of Landlord’s sale of the Building, Tenant shall cooperate with Landlord in having the Letter of Credit reissued to the new property owner. In the event that this Lease is assigned, subject to the provisions set forth in Section 22 hereof, Landlord agrees to release Tenant’s Letter of Credit so long as the assignee provides a replacement letter of credit that is acceptable to Landlord, in Landlord’s sole and absolute discretion.

(g) Right to Relocate.

Notwithstanding anything in this Lease to the contrary, Landlord reserves the right at any time upon at least sixty (60) days advance written notice (the “Relocation Notice”) to relocate Tenant to space substantially equivalent to the Premises (with comparable improvements) in either the Building or other building located in the Business Park (the “Relocation Space”). In such event, Landlord shall reimburse to Tenant Tenant’s reasonable out of pocket moving expenses directly stemming from such relocation. The size, configuration, and upfit of the Relocation Space shall be materially consistent with the Premises. The Minimum Rent, Additional Rent, Tenant’s Proportionate Share, and any other charges based on the square footage of the Premises shall be increased or decreased to reflect the size of the Relocation Space; provided, however, in no event shall the Minimum Rent for the Relocation Space exceed one hundred ten percent (110%) of the then applicable Minimum Rent for the Premises. Tenant’s failure to surrender possession of the Premises and relocate to the Relocation Space in accordance with the terms and conditions of the Relocation Notice shall constitute an immediate and material default under this Lease entitling Landlord, in addition to any other remedies provided herein, to re-enter the Premises and remove all persons and property therefrom in accordance with applicable law. If Landlord relocates the Premises hereunder, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and shall be deemed applicable to the Relocation Space and the Relocation Space shall thereafter be deemed to be the “Premises” as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto. Landlord shall use reasonable efforts to avoid unnecessary disruption to Tenant’s operation during such relocation process.

(h) Representations and Warranties.

The person, persons, and/or entity executing this Lease on behalf of Tenant represents, covenants and warrant to Landlord as of the date Tenant executes and delivers this Lease that: (a) Tenant is duly constituted, in good standing and qualified to do business in the State of North Carolina, (b) Tenant has paid all corporate taxes (if applicable), (c) Tenant will file when due all forms, reports, fees and other documents necessary to comply with applicable laws, and (d) the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to Tenant’s organizational documents (i.e. partnership agreement, operating agreement or bylaws) or a certified copy of a resolution from Tenant authorizing same.

(i) Lease Review.

The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(j) Attorneys’ Fees.

In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and costs in such suit and such attorneys’ fees and costs (including in-house attorneys’ fees) shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease against Tenant following a bankruptcy by Tenant or otherwise, including without limitation, reasonable legal fees (including in-house attorneys’ fees).

(k) Financial Disclosures.

Tenant shall, within ten (10) days after Landlord’s request, but not more frequently than once per Lease Year, and at any time upon an Event of Default, provide true, complete and accurate financial information and documentation (including, without limitation, income statements and balance sheets), certified as being true and correct by an authorized officer of Tenant, prepared in accordance with generally acceptable accounting principles, and otherwise in form reasonably satisfactory to Landlord and its lender, about itself and any Guarantor to Landlord. Tenant hereby represents and warrants to Landlord that the financial statements and other information submitted to Landlord by Tenant prior to the execution hereof are true, complete and accurate, were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and accurately reflect Tenant’s net worth as of the date hereof. Landlord covenants and agrees to keep such records confidential; provided, however, Landlord may share the information contained within such records with its legal counsel, accountants and employees, prospective purchasers and lenders, and as may otherwise be required by applicable law.

(l) Survival; Time of the Essence.

Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination, Time is of the essence with respect to the performance of every provision of this Lease.

(m) OFAC Compliance.

(1) Tenant represents and warrants that to the best of Tenant’s knowledge after reasonable inquiry: (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(2) Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(3) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

In connection with this Lease or any proposed Assignment of this Lease or sublease. Tenant shall provide to Landlord the names of the persons holding an ownership interest in Tenant or any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended.

36. SEVERABILITY

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

37. RIGHT OF FIRST OFFER FOR SUITE 460

In the event that that certain premises containing approximately 7,009 square feet and known as Suite 460 of the Building, shown outlined in bold on Exhibit “F” hereto, becomes available for lease during the Term, Landlord shall so notify Tenant thereof prior to leasing such space to other parties. Tenant, for a period often (10) business days following receipt of such notice, may elect to lease such adjacent space at Landlord’s then-current rental rates and upon such other terms and conditions as are reasonably agreed upon by Landlord and Tenant. If Tenant does not elect to lease such space prior to the expiration of such ten (10) business day period, or if Landlord and Tenant do not enter into a lease for such space within thirty (30) days after Landlord’s notice to Tenant that such space is available, Landlord may then enter into a lease for such space with other parties.

38. OPTION TO RENEW

a. Notice and Exercise. Provided no default has occurred under the Lease and Tenant has not assigned the Lease nor sublet all or any portion of the Premises, Tenant is hereby granted the option to extend the Term for one (1) additional period of five (5) Lease Years (the “Renewal Term”) commencing upon the Expiration Date on the same terms and conditions as contained in the Lease (Tenant accepting the Premises in its “AS-IS” condition) and as otherwise provided in this Section. The option shall be exercised only by delivery of written notice (the “Renewal Notice”) to Landlord no later than nine (9) months prior to the Expiration Date. The Minimum Rent for the Premises for the Renewal Term shall be the then fair market rent (“Market Rate”) applicable to the Premises, with increases for each Lease Year of the Renewal Term based upon then-current market conditions, as described below. Tenant’s occupancy of the Premises during the Renewal Term shall be subject to all other terms and conditions of the Lease, expressly including, without limitation, the obligation to pay Tenant’s Proportionate Share of Operating Expenses and all other amounts due under the Lease.

b. Determination of Market Rate. For purposes of this Section, the term “Market Rate” shall mean the annual amount per rentable square foot that comparable landlords of comparable buildings have accepted in then-current transactions between non-affiliated parties from non-equity tenants of comparable credit-worthiness, for comparable space in the RTP/1-40 submarket of the Durham, North Carolina market, for a comparable use, for a comparable period of time (“Comparable Transactions”). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause implemented, the extent of the tenant’s liability under the lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, parking considerations, length of the lease term, credit guarantees, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, or any other tenant concessions and other generally applicable conditions of tenancy for such Comparable Transactions.

Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days (but in no event later than forty-five (45) days) after Tenant provides notice to Landlord exercising Tenant’s option right which requires a calculation of the Market Rate. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the Market Rate within which to accept such Market Rate or to object thereto in writing. Failure of Tenant to accept or reject in writing such rent within Tenant’s Review Period shall conclusively be deemed its approval of the Market Rate determined by Landlord. In the event Tenant does not accept Landlord’s determination of the Market Rate, Landlord and Tenant shall attempt to agree upon such Market Rate using good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall, within ten (10) business days following the Outside Agreement Date, choose an appraiser who shall by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Premises. If Tenant does not choose an appraiser as set forth in the preceding sentence, such appointment shall be made by Landlord in its reasonable discretion. The appraisers shall jointly determine the Market Rate for the Premises. If within thirty (30) days following appointment of the two (2) appraisers, as described above, the two (2) appraisers are unable to agree upon the Market Rate, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of the first two (2) appraisers or, if such first two (2) appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by Landlord in its reasonable discretion. The Market Rate determined by the third appraiser so appointed and chosen shall be given within ten (10) days after the selection of such third appraiser. If three (3) appraisers shall be appointed and the determination of one appraiser is disparate from the median of all three (3) appraisers by more than twice the amount by which the other determinations are disparate from the median, then the determination of such appraiser shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be binding and conclusive on Landlord and Tenant; otherwise the average of all three (3) determinations shall be binding and conclusive on Landlord and Tenant. The fees and expenses of the appraiser to be appointed by Tenant shall be paid by Tenant, the fees and expenses of the appraiser to be appointed by Landlord shall be paid by Landlord, and the fees and expenses of the third appraiser shall be divided equally between Landlord and Tenant. In the event that the Market Rate is not determined prior to the Expiration Date, Tenant shall pay as Minimum Rent during such period of time between the Expiration Date and determination of the Market Rate, a monthly amount equal to the monthly Minimum Rent applicable immediately prior to the Expiration Date multiplied by 110%, together with Tenant’s payment of Tenant’s Proportionate Share of Operating Expenses and all other amounts due under the Lease. Immediately after the Market Rate is determined, Landlord and Tenant shall execute an amendment to the Lease regarding the Renewal Term and the new Minimum Rent shall be adjusted effective as of the commencement date of the Renewal Term.

[Signatures appear on following page]

“LANDLORD”

Crown Royal Associates, LLC,
a Delaware limited liability company

By:

Name:	Robert Flaxman
Its:	Auth Signor

By:
Name:
Its:

“TENANT”

Novan, Inc.
a Delaware corporation

By:

Name:	Nathan Stasko
Its:	President

By:
Name:
Its:

EXHIBIT “A”

PREMISES

Royal Center I

Suite 470

4222 Emperor

Boulevard

EXHIBIT “B”

NOTICE OF LEASE TERM DATES

TO:	DATE:

RE:	Lease dated , 200 , between (“Landlord”), and (“Tenant”), concerning Suite , located at ..

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of                     for a term of                     ending on                     .

3. That in accordance with the Lease, Minimum Rent commenced to accrue on                     .

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to                      at                                         .

6. The exact number of rentable square feet within the Premises is                     square feet.

7. Tenant’s Proportionate Share, as adjusted based upon the exact number of rentable square feel within the Premises is     %.

AGREED AND ACCEPTED:

TENANT:
,
a

By:
Its:

EXHIBIT “C”

PLANS

EXHIBIT C PLANS 1 OF 2

NEW SAFETY SHOWER PROVIDED BY TENANT
EQUIPMENT ROOM
NEW VCT TO MATCH EXISTING
LAB 3
LAB 5
NEW SPECIMAN PASS THRU
LAB 4
LAB 2
LAB 1
CLOSET
SHOWER
RELOCATED DOOR COORDINATE LOCATION WITH TENANT
NEW STOREFRONT GLASS FROM DEMOLISHED DOUBLE DOOR

FLOOR PLAN

NOTES:
1. REPLACE ALL AREAS OF EXISTING CARPET THROUGHOUT SPACE WITH NEW BUILDING STANDARD CARPET UNLESS OTHERWISE NOTED.
2. PAINT ENTIRE SPACE TO MATCH EXISTING PAINT COLOR.
3. IN LABS 1, 2, 3 AND 4 REPLACE EXISTING ACOUSTICAL CEILING TILES WITH VINYL CEILING TILES.
4. SEAL ALL WOOD CABINETS THROUGHOUT SPACE EXTERIOR ONLY WITH POLYURETHANE.
5. PROVIDE A 2 X 2 SPECIMAN PASS THROUGH WINDOW BETWEEN LABS 3 AND 4.
6. ADD SHOWER TO SOUTH SIDE OF EXISTING RESTROOMS AS INDICATED ON FLOORPLAN.
7. DEMO EXISTING SINGLE GLASS DOOR AS SHOWN ON DEMO PLAN AND RELOCATED TO CENTER OF SPACE AS SHOWN ON FLOOR PLAN.
8. DEMO EXISTING DOUBLE GLASS DOORS AND REPLACE WITH STORE FRONT GLASS TO MATCH EXISTING.
9. IN LAB 5 REMOVE MILLWORK (TENANT WOULD LIKE TO SALVAGE FOR FUTURE USE) AND WALL TO ENLARGE ROOM AS SHOWN ON DEMO PLAN.
10. REMOVE DOOR FROM EXISTING CLOSET BEHIND RESTROOMS AS SHOWN ON DEMO PLAN. REPLACE WITH TYPICAL WALL. PROVIDE NEW CASED OPENING ON PLAN NORTH SIDE INTO LAB 5.
11. IN LAB 5 REPLACE EXISTING CARPET FROM DEMO OFFICE AND REPLACE WITH VCT TO MATCH REMAINING ROOM.
12. ADD SAFETY SHOWER IN SPACE, RELOCATED FROM TENANTS EXISTING SPACE.
13. PROVIDE POWER AS INDICATED ON ATTACHED SKETCH FROM NOVAN FOR LAB 5 AND EQUIPMENT ROOM. WILL REUSE EXISITING POWER IN ROOM AS MUCH AS POSSIBLE.
14. PROVIDE POWER ON EMERGENCY CIRCUIT TO NEW 3 TON UNIT, PROVIDED AND INSTALLED BY TENANT.
15. INSTALL NEW DOOR "A".
16. INSTALL FAILSAFE HARDWARE PROVIDED BY TENANT AT DOORS "A" AND "B". THESE SHALL BE TIED TO THE FAIL SAFE SYSTEM TO AUTOMATICALLY OPEN IN THE EVENT OF AN EMERGENCY. FOR CARD READER, LANDLORD SHALL PROVIDE CONDUIT AND STRING.
17. ALL NEW FURNITURE AND SINKS WILL BE PROVIDED BYTENANT.
18. NEAR LAB 5 RELOCATE CORRIDOR DOOR TO EQUIPMENT ROOM AND REMOVE EXISTING EQUIPMENT ROOM DOOR.

ROYAL CENTER I
4222 EMPEROR BLVD.
SUITE 470
DURHAM, NC

EXHIBIT C PLANS 2 OF 2

LAB 3
LAB 4
LAB 2
LAB 1
LAB 4
DEMO CARPET
EXISTING DOOR TO BE RELOCATED COORDINATE WITH TENANT
EXISTING DOUBLE DOOR TO BE DEMOLISHED

DEMO PLAN

KEY PLAN

ROYAL CENTER I
4222 EMPEROR BLVD.
SUITE 470
DURHAM, NC

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EXHIBIT “D”

RULES AND REGULATIONS

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants. These Rules and Regulations shall remain in full force and effect until Tenant is notified in writing by Landlord of any changes and amendments. To the extent any of the Rules and Regulations set forth herein are inconsistent with the provisions of the Lease, the terms and conditions of the Lease shall prevail.

1. The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed or used by Tenant for any other purpose than for ingress and egress. All loading and unloading of goods, furniture, fixtures, equipment and supplies shall be done only in areas and through entrances designated for such purposes.

2. Toilet rooms and other plumbing facilities shall not be used for any purpose other than those for which they are constructed and no foreign substance of any kind shall be disposed of therein. All repairs required due to breakage, stoppage or damage resulting from a violation of this provision shall be at Tenant’s sole expense.

3. Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4. Tenant shall at all times maintain an adequate number of suitable fire extinguishers on the Premises for use in case of local fires, including electrical fires.

5. Tenant shall keep the Premises heated at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

6. Trucks shall not be allowed to remain overnight in the Common Areas whether loaded, unloaded or otherwise, without Landlord’s prior written consent.

7. All garbage and refuse shall be placed for collection in containers specified by Landlord outside the Premises or Building. Tenant shall pay the cost of removal of any of Tenant’s refuse or rubbish.

8. Tenant shall, at Tenant’s expense, provide for regular pest extermination to the Premises and shall provide Landlord with a copy of such extermination contract.

9. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of Tenant shall:

(a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

(b) Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building,

(c) Except for “seeing-eye” dogs, keep animals or birds on the Premises.

(d) Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased by Tenant.

(e) Except for pictures, wall hangings and other customary decorations and items which would not cause permanent damage to the structural elements of the Building, fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mar or deface them by paint, papers or otherwise, without Landlord’s prior written consent.

(f) Operate any machinery within the Building except customary warehouse, training and office equipment, such as computers, dictaphones, calculators, electric typewriters, televisions, video cassette recorders and the like. Special equipment or machinery used in the trade or profession of the Tenant may be operated only with Landlord’s prior written consent.

(g) Leave Premises unoccupied without locking all exterior doors and turning off all water outlets.

(h) Burn any trash, refuse, debris or garbage of any kind in or about the Premises or Building.

(i) Attach awnings, air-conditioning units or other fixtures to the outside walls or window sills, or otherwise affix such so as to project from the Premises or Building without Landlord’s prior written consent.

(j) Except for Tenant’s installation of a key card security system, install additional locks or bolts of any kind on any doors or windows of the Premises without Landlord’s prior written consent. On the termination of Tenant’s tenancy, Tenant shall deliver to Landlord all keys to the Premises, either furnished to or otherwise procured by Tenant.

(k) Install or operate any engine, boiler, machinery, or stove, or use oil or any burning fluid (other than gas) for heating, warming or lighting, or use any lighting other than incandescent or fluorescent electric lights, on the Premises without Landlord’s prior written consent. All stoves permitted in the Premises shall be placed and installed according to city ordinances. No articles deemed extra hazardous on account of fire, and no explosives, shall be brought into the Premises.

(1) Use loudspeakers, televisions, radios or other devices in such a manner as to be heard outside the Premises, or make, or permit to be made, any unseeming or disturbing noises, nuisance or other activity objectionable to other tenants.

(m) Use the Premises for the purpose of lodging or sleeping rooms, or for any illegal purposes.

(n) Install any aerial, antenna, satellite dish or other equipment or structure on the roof or exterior walls of the Premises, or on the grounds without, in each instance, the prior written consent of Landlord. Any installation so made without such prior written consent shall be subject to removal without notice at any time, at Tenant’s expense.

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10. Landlord shall have the right to prohibit any advertising by Tenant which, in its opinion, shall damage the reputation of the Building or its desirability, and upon written notice from Landlord, Tenant shall discontinue any such advertising.

11. Except for deliveries in the ordinary course of Tenant’s business, Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by Tenant; and workmen employed, designated or approved by Landlord must be employed by Tenants for repairs, painting, material moving and other similar work that may be done on the Premises.

12. Tenant will reimburse Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by Tenant or the agents or employees of Tenant, including replacing any glass broken.

13. Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

14. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building or Common Areas and to require registration, satisfactory identification and credentials from all person seeking access to any part of the Building or Common Areas outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday, 7:30 a.m. to 6:30 p.m. and 8:00 a.m. through 1:00 p.m. on Saturday, except on legal holidays. Landlord shall exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. Landlord reserves the right to exclude the general public from the Building after ordinary business hours and on weekends and holidays.

15. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord’s permission and direction.

16. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

17. Signs or any other tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by Landlord shall be subject to removal without notice.

18. Except as otherwise set forth in the Lease, any improvements or alterations to the Premises by Tenant shall be approved in advance by Landlord and all such work, if approved, shall be done at Tenant’s sole expense under the supervision of Landlord.

19. Tenant shall have a non-exclusive right to use of all driveways and parking areas designated for Tenant and Tenant’s employees, if deemed necessary by Landlord.

20. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at Tenant’s expense under the direction of Landlord. Lining on drapes visible from the exterior shall be of a color approved by Landlord.

21. The possession of weapons, including concealed handguns, is strictly forbidden on the Premises and Building.

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22. Tenant shall not use nor permit the use of the Common Areas by its employees, agents or invitees for the purpose of displaying or selling personal property, automobiles, equipment, furniture, fixtures, merchandise or any other item whether owned by Tenant or its employees, agents or invitees.

23. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing rules and regulations at any time in a reasonable and nondiscriminatory manner, or make such other reasonable and non-discriminatory rules and regulations as, in its sole judgment it deems necessary, desirable or proper for its best interest and for the best interests of the tenants, or as may from time to time be necessary for the safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein. Any such rescission, amendment, alteration or waiver of any rules or regulations or creation of any such new rules or regulations shall be effective five (5) days after all tenants have been given written notice thereof. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of these rules and regulations at any time.

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EXHIBIT “E”

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Lessor (identified below) to evaluate and finalize a lease agreement with you as Lessee. After a lease agreement is signed by you and the Lessor (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 6 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Lessor subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Lessor to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Lessor:
c/o Tri Properties, Inc.
4309 Emperor Blvd., Suite 110
Durham, North Carolina
Attn: Property Manager
Phone: (919) 941-9616

Name of (Prospective) Lessee: Novan, Inc.

Mailing Address: PO Box 110023, Research Triangle Park, North Carolina 27709

Contact Person, Title and Telephone Number(s): Jeff Hunter, Vice President of Operations, 919-485-8080, ext 23

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Heather Durand, Lab Manager, hdurand@novanonline.com, Current Phone: 919-485-8080 ext. 34

Address of (Prospective) Premises: 4222 Emperor Boulevard, Suite 470, Durham, NC 27703

Length of (Prospective) initial Term: 66 Months

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1.	GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing Lessees should describe any proposed changes to ongoing operations. (Attached additional sheets if necessary).

Research & development of prospective active pharmaceutical ingredients for drug and/or medical device products.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used ™, generated ™, stored ™ or disposed of ™ in, on or about the Premises? (Note: Generally all storage will be required to be fully contained). Existing Lessees should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, or about the Premises.

Wastes	Yes ™	No ™

Chemical Products	Yes ™	No ™

Other	Yes ™	No ™

It yes is marked attached all MSDS’s and please explain: (MSDS’s Attached ™). Please see accompanying CD for all MSDS’s. Wastes have no MSDS; Novan will generate chemical and biohazardous waste. Other hazardous materials include BSL-2 (biosafety level 2) microorganisms classified in Risk Groups 1 and 2 pursuant to NIH and WHO guidelines.

2.2	If yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of each such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage, including container sizes and types (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Lessees should attach a list setting forth the information requested above and such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year’s certificate. This list is attached to this exhibit. Attach a Site Plan indicating all storage areas - (Attached ™).

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Lessees should describe any such actual or proposed activities, including any required SPCC Plan.

Yes ™                    No ™

If yes, please explain: N/A

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4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I. D. Number? Existing Lessees should describe any additional identification numbers issued since the previous certificate.

Yes ™                    No ™

Describe RCRA status: Novan is currently identified as a small quantity generator (SQG) of hazardous waste with the EPA. The current EPA ID number is NCR000148874 and the permit is attached.

4.2	Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing Lessees should describe any new reports filed.

Yes ™                    No ™

If yes, attach a copy of the most recent report filed. (Attached ™).

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

NO	storm drain?	NO	sewer?
NO	surface water?	NO	facility treatment plant?
NO	grounds	Yes	no wastewater or other
(i.e., compressor blow-down)		wastes discharged

Existing Lessees should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s). (Note: Generally, discharges to storm drains will be prohibited without prior review and approval from Landlord).

N/A

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Lessees should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ™                    No ™

If yes, please explain: N/A

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6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Lessees should specify any such equipment being operated in, on or about the Premises.

NO	Spray booth(s)	NO	Incinerator(s)
NO	Dip tank(s)	NO	Drycleaning
NO	Drying oven(s)	NO	Other (please describe)
		YES	No Equipment Requiring Air Permits

If yes, please explain: N/A

6.3	Do any of your operations generate an obvious odor:

Yes ™                    No ™

If yes, please explain: N/A

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements. Existing Lessees should indicate whether or not a Management Plan is required and has been prepared.

Yes ™                    No ™

If yes, attach a copy of the Management Plan. Existing Lessees should attach a copy of any required updates to the Management Plan. Attach Hazard Communication Plan.

7.2	(CA Only) Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in or about the premises regulated under Proposition ‘65? Existing tenants should indicate whether or not there are any new hazardous materials being used which are regulated under Proposition ‘65.

Yes ™                    No ™

If yes, please explain: N/A

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1

With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees designated as a PRP or has your company received requests for information, notice or

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demand letters (cited in, violation of any environmental regulation), or any other inquiries regarding its operations? Existing Lessees should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ™                     No ™

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Lessees should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Lessor pursuant to the provisions of Section of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ™                     No ™

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Lessor. Existing Lessees should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Lessor pursuant to the provisions of Section of the signed Lease Agreement.

8.3	Have there been any problems or complaints from past or current landlords, adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety or odor concerns? Existing Lessees should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes ™                     No ™

If yes, please describe. Existing Lessees should describe any such problems or complaints not already disclosed to lessor under the provisions of the signed lease.

8.4	Please provide the addresses for each space leased by your Company in the past ten years the name and phone number of each lessor.

79 T.W. Alexander Dr. Research Commons Building 4401, Suite 105 Research Triangle Park, NC 27709, Highwoods Properties, Tom Fritsch – 919-875-6664

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9.	PERMITS AND LICENSES

9.1	Attach copies of all Hazardous Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Lessees should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

10.	STATE AND LOCAL REQUIREMENTS

10.1	(This Section reserved for any requirements unique to a State or Local control agency)

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Lessor in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 6 of the Lease Agreement. The undersigned further acknowledges and agrees that the Lessor and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I, Nathan Stasko, acting with full authority to bind the (proposed) Lessee and on behalf of the (proposed) Lessee, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) Lessee:

By:

Title	President

Date

6

EXHIBIT “F”

SUITE 460

Royal Center I

Suite 460

4222 Emperor Boulevard

Durham, NC

EXHIBIT “G”

FORM MEMORANDUM OF LEASE

Prepared by and return after recording to:

STATE OF

COUNTY OF

MEMORANDUM OF LEASE

THIS MEMORANDUM is of that certain unrecorded Lease Agreement dated             , 20     including all Exhibits and Addenda thereto, as amended (“Lease”), by and between                                         , a                                          (“Landlord”) and                                         ,                                          (“Tenant”).

W I T N E S S E T H:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to the terms and conditions set forth in the Lease, Landlord leases to Tenant, and Tenant takes and hires from Landlord, the demised premises comprised of approximately              square feet being Suite             , in that certain building known as                      and located at                                          (“Premises”) for a term beginning on                              and continuing for a term of                      (    ) years, with a renewal option for an additional period of five (5) years.

The provisions set forth in said unrecorded Lease, together with all the Exhibits and Addenda attached thereto, and any amendments entered into by the parties subsequent to this Memorandum between Landlord and Tenant are hereby incorporated into this Memorandum by reference. This Memorandum is not a complete summary of the Lease, and the provisions contained herein shall not be construed to interpret the terms thereof. In the event of a conflict between this Memorandum and the unrecorded Lease, said Lease shall control. Upon the earlier of the expiration of the stated Lease term including any renewal terms or any earlier termination of the term of the Lease, this Memorandum shall automatically terminate. Landlord shall have the right to record a confirmation of termination date without the need for the joinder of the tenant to confirm the date of termination of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease on the      day of             , 20    .

“LANDLORD”

By:

STATE OF

COUNTY OF

I certify that the following person personally appeared before me this day, acknowledging that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:

Date:

Official Signature of Notary

Insert name of Notary, printed or typed

2

“TENANT”

By:

STATE OF

COUNTY OF

I certify that the following person personally appeared before me this day, acknowledging that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:

Date:

Official Signature of Notary

Insert name of Notary, printed or typed

(OFFICIAL SEAL)	My Commission Expires:

3

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of August 27th, 2013 (the “Effective Date”) by and between CROWN ROYAL ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”) and NOVAN, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated December 21, 2010 (the “Lease”) for certain premises known as Suite 470 of the Royal Center I building, located at 4222 Emperor Boulevard, in Durham, North Carolina, 27703, which premises contain approximately 12,147 rentable square feet of space (the “Original Premises”);

WHEREAS, Landlord wishes to lease to Tenant, and Tenant wishes to lease from Landlord, a portion of certain additional space known as Suite 200 of the Royal Center II building, located at 4222 Emperor Boulevard in Durham, North Carolina, 27703, which premises contain approximately 7,220 rentable square feet (the “Expansion Premises”), as shown or described on Exhibit A attached hereto and incorporated herein; and

WHEREAS, Landlord and Tenant desire to amend the Lease to include the Expansion Premises as part of the Original Premises on terms as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Recitals. The foregoing recitals are true and correct and are herein incorporated by this reference.

2. Expansion Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises. Beginning upon the Expansion Premises Commencement Date (as hereinafter defined) all references in the Lease to the “Premises” shall mean the Original Premises and the Expansion Premises collectively containing 19,367 square feet. Tenant accepts the Expansion Premises in its “AS-IS” condition and neither Landlord nor its agents have made any representations whatsoever with respect to the Expansion Premises.

3. Term. The term of the lease of the Expansion Premises shall begin upon the earlier of: (a) the date Tenant, or any person occupying any portion of the Expansion Premises with Tenant’s permission, commences business operations from the Expansion Premises, or (b) the first business day following the date of Landlord’s delivery of the Expansion Premises to Tenant but for delays attributable to Tenant or Tenant’s Invitees (the “Expansion Premises Commencement Date”) and shall expire upon the current Expiration Date. Landlord currently estimates that subject to Force Majeure, and the acts or omissions of Tenant or Tenants Invitees, Landlord will be in a position to deliver the Expansion Premises on or before October 1, 2013 (the “Target Date”).

4. Rent. Effective upon the Expansion Premises Commencement Date, Tenant shall pay Minimum Rent for the Expansion Premises pursuant to the schedule set forth below.

PERIOD	RATE	Monthly MINIMUM RENT
Expansion Premises Commencement Date to 2/28/14	$12.00 per r.s.f.	$7,220.00
3/1/14 to 2/28/15	$12.36 per r.s.f.	$7,436.60
3/1/15 to 2/29/16	$12.73 per r.s.f.	$7,659.22
3/1/16 to 8/31/16	$13.11 per r.s.f	$7,887.85

The foregoing rent schedule is not intended to and shall not include Tenant’s payment of Tenant’s Proportionate Share of Operating Expenses and all other amounts due under the Lease calculated based upon the square footage of the Premises, all of which shall be determined by Landlord as set forth in the Lease.

Notwithstanding the foregoing schedule, and provided no event of default has occurred, Tenant shall receive a rent credit in an amount equal to the first two (2) payments of monthly Minimum Rent for the Expansion Premises required to be paid by Tenant hereunder (the “Abated Rent”), such rent credit to be applied to Tenant’s first two (2) payments of monthly Minimum Rent for the Expansion Premises. The total Abated Rent shall not exceed Fourteen Thousand Four Hundred Forty and 00/100 Dollars ($14,440.00).

5. Building. Upon the Effective Date hereof, Section 1(b) in the Basic Lease Terms of the Lease shall be deleted in its entirety and replaced with the following:

“Royal Center I (“Royal Center I”) and Royal Center II (“Royal Center II”), located in the Imperial Center Business Park in Durham, North Carolina. In this Lease, any references to the “Building” shall mean both Royal Center I and Royal Center II.”

6. Tenant’s Proportionate Share: Upon the Expansion Premises Commencement Date, Section 1(h) of the Lease is hereby deleted in its entirety and replaced with the following:

(a) Original Premises: Tenant agrees that Tenant’s Proportionate Share for the Original Premises (as defined herein) shall be a fraction, the numerator of which shall be the number of rentable square feet within the Original Premises and the denominator of which shall be the number of rentable square feet within Royal Center I, currently estimated to be 28.19% (12,147 ÷

43,092), subject to Section 2 below.”

(b) Expansion Premises: Tenant agrees that Tenant’s Proportionate Share for the Expansion Premises (as defined herein) shall be a fraction, the numerator of which shall be the number of rentable square feet within the Expansion Premises and the denominator of which shall be the number of rentable square feet within Royal Center II, currently estimated to be 22.20% (7,220 32,514), subject to Section 2 below.”

7. Early Access. Landlord acknowledges that Tenant wishes to be permitted entry into the Expansion Premises two (2) weeks prior to the anticipated Expansion Premises Commencement Date in order to install Tenant’s furniture, fixtures, and/or equipment (the “Work”). Promptly following the execution and delivery of this Lease, Tenant shall be permitted, and Landlord hereby grants to Tenant a limited non-exclusive license (“Access License”) therefor, to enter into the Expansion Premises for purposes of performing the Work. The Access License shall be subject to the terms and conditions of this Lease. Tenant shall ensure that Tenant’s performance of the Work does not disturb other tenants, create a nuisance and Tenant shall be solely responsible for all costs associated with the Work. Tenant shall repair any damage to the Building resulting from the Work in a prompt and diligent manner. The performance

2

of the Work shall be at Tenant’s sole risk and expense, and Landlord shall not be liable for any loss, damage, casualty, injury, death, or any other liability resulting from the Work. Tenant shall indemnify and save harmless Landlord from and against any such liability for damages, costs, and expenses, including reasonable attorneys’ fees, from injury or death to any person or damage to any property resulting from the Access License. In no event shall the Expansion Premises Commencement Date be delayed due to the Work or the Access License.

8. Broker. Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except Tri Properties, Inc. (the “Broker”). Tenant agrees to indemnify and save Landlord and Landlord’s agents and managers harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Amendment or other premises. Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Amendment or other premises. Landlord agrees to be responsible for the leasing commission due Broker pursuant to a separate written agreement between Landlord and Broker, and to hold Tenant harmless respecting same.

9. Full Force and Effect. The Lease, as modified by this Amendment, shall continue, as modified, in full force and effect and is hereby ratified and confirmed as if fully set forth herein. This Amendment shall constitute a present and binding agreement between the parties hereto which shall be effective as of the Effective Date. Upon the Effective Date, any future reference to the Lease shall mean the Lease as amended by this Amendment.

10. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Lease.

11. Authority. Each party represents and warrants that all consents or approvals required of third parties for the execution, delivery and performance of this Amendment have been obtained and each party has the right and authority to enter into and perform its covenants contained in this Amendment. Upon request of either party hereto, the other party shall provide evidence of such party’s authority to consummate the transactions contemplated hereby and to execute and deliver this Amendment.

12. Entire Agreement. This Amendment and the Lease represent the entire agreement between Landlord and the Tenant regarding the subject matter hereof and may not be contradicted by evidence of prior, subsequent or contemporaneous oral agreements of the parties. No amendment or modification hereto shall be valid and binding unless expressed in writing and executed and delivered by both parties hereto.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise by one and the same instrument.

14. Captions. The Section captions of this Amendment have been inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Amendment.

15. Time of the Essence. Time is of the essence with respect to the performance of every provision of this Amendment.

[Signatures on Following Page]

3

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:

CROWN ROYAL ASSOCIATES, LLC, a Delaware limited liability company

By:

Name:	Robert Flaxman

Title:	Auth. Signor

TENANT:

NOVAN, INC., a Delaware corporation

By:

Name:	Jeff N. Hunter

Title:	Vice President of Operations

4

Exhibit A

Expansion Premises

Royal Center II

4222 Emperor Boulevard

Suite 200

Durham, NC

A-1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Agreement”) is made and entered into as of the 27 day of August, 2015, by and between DURHAM ROYAL CENTER, LLC, a Delaware limited liability company (“Landlord”) and NOVAN, INC., a Delaware corporation (“Tenant”).

STATEMENT OF PURPOSE

WHEREAS, Landlord’s predecessor in title and Tenant entered into a Lease Agreement dated as of December 21, 2010 as amended by that First Amendment to Lease Agreement dated August 27, 2013 (collectively, the “Lease”) for certain premises containing approximately nineteen thousand three hundred sixty-seven (19,367) rentable square feet of space located at Suite 200 and Suite 470 in the building known as Royal Center I located at 4222 Emperor Boulevard, Durham, North Carolina, as more particularly described in the Lease (the “Premises”). The Premises consists of Suite 470 of containing 12,147 rentable square feet (“Suite 470”) and Suite 200 containing 7,220 rentable square feet (“Suite 200”).

WHEREAS, DURHAM HOPSON ROAD, LLC, an affiliate of Landlord, and Tenant are entering into a new lease for certain premises containing approximately 51,350 rentable square feet located at 4105 Hopson Road, Durham, NC (the “New Lease”).

WHEREAS, in connection with the execution of the New Lease, Landlord and Tenant now desire to grant Tenant the right to terminate the Lease and to otherwise amend the Lease as hereinafter provided.

NOW, THEREFORE, in consideration of the statement of purpose, the mutual covenants contained herein and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Lease. Landlord and Tenant hereby agree that the Lease shall be terminated effective as of ten (10) days after the Rent Commencement Date of Phase II as defined under the New Lease (the “Termination Date”) and that thereafter, Tenant shall have no further right to occupy or possess the Premises. On or before the Termination Date, Tenant shall deliver all keys to the Premises and any other means of access to Landlord, and shall surrender the Premises, free of all occupants and subtenancies, in a “broom clean” condition with all of Tenant’s personal property and all debris or trash removed from the Premises and otherwise in compliance with the terms and conditions of the Lease regarding the condition of the Premises as of the expiration or earlier termination of the Lease term unless otherwise agreed in writing by Landlord. Specifically, Tenant must remove any leased furniture, fixtures or equipment located in or about the Premises prior to the Termination Date. Notwithstanding anything contained in the Lease to the contrary, Tenant agrees, at its sole cost and expense, to remove from the Premises prior to the Termination Date, all cabling and telecommunications equipment installed by Tenant within the walls of the Premises (provided that Tenant shall not be required to remove telecommunications fiber owned and operated by parties other than Tenant, or any fiber connection between Suite 470 and Suite 200), all security and monitoring systems within the walls of the Premises and all of Tenant’s graphics, if any, on the windows of the Premises, and thereafter to restore the Premises to the condition in which it existed prior to the installation of such materials (ordinary wear and tear excepted, but Tenant shall repair any damage including patching any holes and repainting surfaces) unless otherwise agreed in writing by Landlord. Tenant may elect whether to remove the six foot walk in hood in Room 135 from the Premises, but not any associated equipment such as the HVAC and exhaust system, at its sole discretion provided Tenant repairs all damage caused by removal, restores the Premises, caps utility connections, and encloses any holes left by such removal as reasonably directed by

Landlord. Other than as stated herein, Landlord acknowledges and agrees that Tenant shall have no other obligations to remove any other alterations or improvements, or to restore the Premises to its prior condition. Within twenty (20) business days after the Termination Date, as such date may be extended upon written approval by the Landlord, any other personal property or equipment remaining in the Premises as of the Termination Date may be retained or disposed of by Landlord in Landlord’s sole and absolute discretion at Tenant’s costs. In the event Tenant fails to vacate the Premises and return same to Landlord on or before the Termination Date in accordance with the terms hereof, Tenant shall be deemed a holdover tenant in accordance with the terms and conditions of the Lease and shall be liable for any and all damages suffered by Landlord as a result of Tenant’s failure to return the Premises to Landlord as herein required.

2. Extension of the Termination Date. By written notice given to Landlord on or before February 1, 2016, Tenant may elect to extend the Termination Date until August 31, 2017 (the “Extension Period”) for Suite 470 or Suite 200 or for both Suite 470 and Suite 200 (the “Extension Notice”). The Extension Notice shall specify if Tenant is extending the Termination Date for only Suite 470 or Suite 200 or if Tenant is extending for both suites. Minimum Rent for Suite 470 during the Extension Period shall be at an annual rate of $17.06 per rentable square foot and Minimum Rent for Suite 200, if applicable, during the Extension Period shall be at an annual rate of $13.47 per rentable square foot. For clarification purposes, the Renewal Term provided under Section 38 of the Lease is hereby terminated for all purposes.

3. Deposit. The “Deposit” which Tenant posted in accordance with the Lease shall be returned within thirty (30) days after the Termination Date, as such date may be extended.

4. Obligations of Tenant. As a condition to the effectiveness of this Agreement, Tenant agrees to execute the New Lease as of the date hereof in consideration of Landlord’s willingness to execute this Agreement and in the event the New Lease is not fully executed Landlord may terminate this Agreement upon written notice to Tenant.

5. Release. Except as otherwise provided herein, Landlord, for itself and its successors and assigns, does hereby release and discharge Tenant, its employees, agents and officers from all claims, costs, actions and causes of action arising out of or related to the Lease including any and all further obligations and liabilities arising out of or relating to the Lease accruing from and after the Termination Date and provided Tenant complies with the terms of this Agreement Tenant shall not have any further monetary liability or obligations under the Lease from and after the Termination Date other than reconciliation of the Tenant Contribution, if applicable. Tenant, for itself and its successors and assigns, does hereby release and discharge Landlord, its employees, agents, officers and successors and assigns from all claims, costs, actions and causes of action arising out of or related to the Lease.

6. Representations and Warranties of Tenant. Tenant owns the entire leasehold interest granted by the Lease and has not assigned its leasehold interest, subleased the Premises nor granted a security interest in its leasehold interest that is the subject of the Lease and Tenant certifies that there are no tenants or other persons or entities having a right to possession of the Premises or any portion thereof after Tenant vacates the Premises. On or before the Termination Date, Tenant shall satisfy, or obtain releases of, all outstanding liens or financing statements encumbering Tenant’s leasehold interest in the Premises.

7. Broker. Notwithstanding anything contained herein to the contrary, in no event shall any broker receive any compensation or commission relative to this Agreement.

8. Expenses. In the event that Tenant defaults under any of its obligations set forth above, Landlord shall be entitled to employ all rights and remedies available to it for enforcement of such obligations, and Tenant shall be responsible for paying any and all costs and expenses of the Landlord, including reasonable attorneys’ fees in enforcing the obligations of Tenant hereunder.

9. Benefits and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original hereof, and all of which shall be considered one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed pursuant to authority duly given as of the day and year first above written.

“LANDLORD”

DURHAM ROYAL CENTER, LLC,
a Delaware limited liability company

By:

Its:	Authorized Signatory

Date:	8/27/2015

“TENANT”

NOVAN, INC.,
a Delaware corporation

By:

Its:	Vice President of Technical Operations & Secretary

Date:	8/27/2015